UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 9, 2018

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K
Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 9, 2018 (the “Closing Date”), the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of August 21, 2017 (as amended, the “Merger Agreement”), by and among Energy Future Holdings Corp. (“EFH”), Energy Future Intermediate Holding Company LLC (“EFIH”), Sempra Energy (“Sempra”), and Sempra Texas Merger Sub I, Inc., an indirect wholly owned subsidiary of Sempra (“Merger Sub”), was completed, merging Merger Sub with and into the reorganized EFH, with reorganized EFH continuing as the surviving company as an indirect, wholly owned subsidiary of Sempra. Reorganized EFH (renamed Sempra Texas Holdings Corp.) owns 100 percent of the membership interests of EFIH (renamed Sempra Texas Intermediate Holding Company LLC), which in turn owns 100 percent of the membership interests of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which owns approximately 80.03 percent of the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”). Under the Merger Agreement, Sempra paid cash consideration of approximately $9.45 billion (the “Merger Consideration”). Also on March 9, 2018, Sempra, through its interest in Oncor Holdings, acquired an additional 0.22% of the outstanding membership interests in Oncor for approximately $26 million in cash as described in Item 8.01 below.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Merger Agreement and the amendments thereto, which are filed as Exhibits 2.1, 2.2 and 2.3 hereto and are incorporated herein by reference.

Item 8.01    Other Events.
On March 9, 2018, Sempra entered into an Interest Transfer Agreement (the “OMI Agreement”) with Oncor, Oncor Holdings, and Oncor Management Investment LLC (“OMI”) to purchase OMI’s holdings of 0.22% of the outstanding membership interests in Oncor (the “OMI Interests”). Pursuant to the OMI Agreement, on March 9, 2018 following the closing of the Merger, OMI transferred to Oncor Holdings all of the OMI Interests for approximately $26 million in cash.

On March 8, 2018, to fund a portion of the Merger Consideration, Sempra settled approximately $900 million of forward sales under the forward sale agreements it entered into on January 4, 2018 in connection with its underwritten public offering of Sempra common stock, by delivering 8,556,630 shares of newly issued Sempra common stock. As of March 8, 2018, a total of 14,807,856 shares of Sempra common stock remain subject to future settlement under the forward sale agreements, which may be settled by physical delivery of shares (or by cash or net share settlement at Sempra’s election, subject to certain conditions), on one or more dates specified by Sempra occurring no later than December 15, 2019.

In addition, as disclosed in Sempra’s Annual Report on Form 10-K filed with the SEC on February 27, 2018, Sempra started issuing commercial paper on February 23, 2018 to fund the remaining portion of the Merger Consideration and by the Closing Date, Sempra had issued approximately $2.6 billion of commercial paper under this program. The commercial paper has a weighted-average maturity of 47 days and a weighted-average interest rate of 2.2% per annum.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit 2.1
Agreement and Plan of Merger, dated as of August 21, 2017, by and among Sempra Energy, Power Play Merger Sub I, Inc. (now known as Sempra Texas Merger Sub I, Inc.), Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp. (filed as Exhibit 2.1 to Sempra Energy’s Current Report on Form 8-K filed on August 25, 2017 and incorporated herein by reference).

Exhibit 2.2
Waiver Agreement, dated as of October 3, 2017, by and among Sempra Energy, Sempra Texas Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp. (filed as Exhibit 2.1 to Sempra Energy’s Current Report on Form 8-K filed on October 6, 2017 and incorporated herein by reference).

Exhibit 2.3
Amendment No. 2 to the Agreement and Plan of Merger, dated as of February 15, 2018, by and among Sempra Energy, Sempra Texas Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp. (filed as Exhibit 2.1.3 to Sempra Energy’s Annual Report on Form 10-K filed on February 27, 2018 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 9, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer